SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2003

COMPUTER NETWORK TECHNOLOGY CORPORATION (Exact Name of Registrant as Specified in Charter)

Minnesota	0-139944	41-1356476

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6000 Nathan Lane North, Minneapolis, MN	55442

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 268-6000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release

Item 2. Acquisition or Disposition of Assets.

     Computer Network Technology Corporation (the “Registrant”) and its wholly owned subsidiary, Basketball Corporation, a Delaware corporation (“Basketball”), have acquired all of the issued and outstanding capital stock of Inrange Technologies Corporation (“Inrange”), for $2.3132 per share, and approximately $190,000,000 in the aggregate. As of May 4, 2003, Inrange had 74,768,333 shares of Class A Common Stock outstanding and 7,370,118 shares of Class B Common Stock outstanding. The rights of the holders of the Class A Common Stock and Class B common stock were identical, except the holders of Class A Common Stock had five votes per share, and the holders of the Class B Common Stock had one vote per share. SPX Corporation, a Delaware corporation (“SPX”), held all of the issued and outstanding shares of Class A Common Stock, representing approximately 91% of the outstanding shares of Inrange Common Stock. The Class B Common Stock was listed on the Nasdaq National Market System.

     The transaction was consummated pursuant to an Agreement (the “Agreement”) dated as of April 6, 2003, between SPX, the Registrant and Basketball. Pursuant to the Agreement, SPX converted its Class A Common Stock into an equal number of shares of Class B Common Stock on or before the closing. SPX then transferred its Class B Common Stock to Basketball in exchange for a cash payment equal to $2.3132 per share. Immediately following the transfer, Basketball was merged (the “Merger”) into Inrange by a short form merger pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”). Under the terms of the Merger, each share of Class B Common Stock not owned by the Registrant and its subsidiaries was converted into the right to receive a cash payment of $2.3132 per share. As a result, Inrange became a wholly owned subsidiary of the Registrant. Holders of record of shares of Class B Common Stock will have the opportunity to demand appraisal rights under Section 262 of the DGCL in lieu of receiving the cash consideration. The Registrant used cash on hand to consummate the transaction.

     The acquisition will be accounted for under the purchase method of accounting. The Registrant will record the assets acquired and the liabilities assumed from Inrange based upon their estimated fair market value. The assets of Inrange included property plant and equipment, which was used in Inrange’s business of designing, manufacturing, marketing and servicing switching and network products for storage and data networks. The Registrant intends to continue to use such property plant and equipment for such purposes, subject to disposing of duplicative facilities and taking other actions to obtain anticipated synergies from the transaction.

     The above description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.2. Also attached as Exhibit 99.1 is the Press Release announcing the transaction.

     This Form 8-K contains “forward-looking statements” within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included or incorporated by reference in this 8-K, including the statements regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, the words “will,” “believe,” “anticipate,” “plan,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Form 8-K are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Actual results may differ materially from those stated in these forward-looking statements due to a variety of factors, including those described in Exhibit 99.1 to our Annual Report on Form 10-K and from time to time in our filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this Form 8-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The cautionary statements qualify all forward-looking statements, whether attributable to us, or persons acting on our behalf.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

          The Registrant will file any financial statements required under Item 7 of this form within the time period provided therefor.

(b)	Pro Forma Financial Information.

          The Registrant will file any pro forma financial information required under Item 7 of this form within the time period provided therefor.

(c)	Exhibits.

Exhibit	Description of Exhibit

99.1	Press release dated May 5, 2003.

99.2	Agreement dated April 6, 2003, among SPX Corporation, a Delaware corporation, Computer Network Technology Corporation, a Minnesota corporation, and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of Computer Network Technology Corporation (incorporated by reference to 8-K dated filed by the Registrant on April 8, 2003).

[Remainder of Page is Blank]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2003	COMPUTER NETWORK TECHNOLOGY CORPORATION

	By	/s/ JEFFREY A. BERTELSEN Jeffrey A. Bertelsen Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press release dated May 5, 2003.

99.2	Agreement dated April 6, 2003, among SPX Corporation, a Delaware corporation, Computer Network Technology Corporation, a Minnesota corporation, and Basketball Corporation, a Delaware corporation and wholly owned subsidiary of Computer Network Technology Corporation (incorporated by reference to 8-K dated filed by the Registrant on April 8, 2003).